                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                       of the Securities Exchange Act 1934

Check the appropriate box:

     [ ]  Preliminary Information Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     [X]  Definitive Information Statement



                           WALLIN ENGINES CORPORATION
                        -------------------------------
                (Name of Registrant as Specified in Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:
          N/A

     2)   Aggregate number of securities to which transaction applies: N/A

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

     4)   Proposed maximum aggregate value of transaction: N/A

     5)   Total fee paid: N/A

[ ]  Fee paid previously by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

     1)  Amount Previously Paid: $0
     2)  Form, Schedule or Registration Statement No.: N/A
     3)  Filing Party: N/A
     4)  Date Filed: N/A

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                          WALLIN ENGINES CORPORATION
                            6314 KING VALLEY DRIVE
                         WEST VALLEY CITY, UTAH 84128


                            -----------------------
                             INFORMATION STATEMENT
                            -----------------------


                     WE ARE NOT ASKING YOU FOR A PROXY AND
                     YOU ARE REQUESTED NOT TO SEND A PROXY



         --------------------------------------------------------------
                         NOTICE OF SHAREHOLDERS CONSENT
            TO AMEND ARTICLE FOURTH OF THE ARTICLES OF INCORPORATION
                 INCREASING THE NUMBER OF AUTHORIZED SHARES OF
                           WALLIN ENGINES CORPORATION
         --------------------------------------------------------------



                                  INTRODUCTION
                 -----------------------------------------------

     Wallin Engines Corporation ("the Company") is providing this Information Statement to all shareholders of its par value $0.001 common stock ("Common Stock") as notification that on June 22, 2001 the holders of a majority of the Company's outstanding Common Stock consented to amend Article Fourth of the Articles of Incorporation, increasing the number of authorized shares of Common Stock from 20,000,000 shares to 45,000,000 shares.

     Of the 19,900,000 Common Stock shares issued and outstanding and entitled to vote by written consent on that date, a shareholder owning 18,000,000 Common Stock shares, or approximately 90.4% of the outstanding Common Stock, consented to this amendment to Article Fourth of the Articles of Incorporation by written consent taken without a meeting pursuant to Section 78.320 of the Nevada Revised Statutes.

     The increase in authorized shares will permit the Company to have additional authorized but unissued shares available for sale to raise additional capital, for issuance to acquire other companies, or for other corporate purposes.

     On July 6, 2001, the Company is sending this Information Statement to all shareholders of record as of June 22, 2001. The amendment to the Articles of Incorporation of the Company, increasing the number of authorized shares of Common Stock from 20,000,000 shares to 45,000,000 shares is expected to become effective July 31, 2001 or upon filing of the Certificate of Amendment of Articles of Incorporation with the Nevada Secretary of State, whichever is later.

                          SECURITY OWNERSHIP OF CERTAIN
                         BENEFICIAL OWNERS AND MANAGEMENT
                  -----------------------------------------------

     The record date for this Information Statement is June 22, 2001. The following table sets forth certain information concerning ownership of the Company's Common Stock as of June 22, 2001. The table discloses each entity the Company knows to beneficially own more than five percent (5%) of its Common Stock. The table also shows the stock holdings of the Company's directors, as the well as the shares held by its directors and executive officers as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided.

                              AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER      BENEFICIAL OWNER (1)     PERCENT OF CLASS
------------------------      --------------------     ----------------

Michael Linn                       18,000,000                90.45%
6314 King Valley Drive
West Valley City, Utah 84128

All Executive Officers &
Directors as a Group (2)
  (One Person)                     18,000,000                90.45%

------------------------------

(1) The number of shares beneficially owned by the entities above is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(2) Michael Linn is the Company's president, secretary and treasurer and sole director.

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                 -----------------------------------------------

     The Company was incorporated on July 18, 1997 under the laws of the State of Nevada under the name of Eastport Red's Incorporated. Nevada law requires that a domestic corporation amend its articles of corporation to reflect a change of authorized capital. Therefore, the Company's Articles of Incorporation will be amended, effective July 31, 2001 or upon filing of the Certificate of Amendment of Articles of Incorporation with the Nevada Secretary of State, whichever is later, to reflect that Article Fourth of the Articles of Incorporation read as follows:

     FOURTH. The stock of the corporation is divide into two classes: (1) Common Stock in the amount of Forty-Five Million (45,000,000) shares having a par value of $0.001 each; and (2) Preferred Stock in the amount of Five Million (5,000,000) shares having a par value of $0.001 each. The Board of Directors shall have the authority, by resolution or resolutions, (1) to divide the Preferred Stock into more than one class of stock or more than one series of any class; (2) to establish and fix the distinguishing designation of each such series and the number of shares thereof, which number, by like action of the Board of Directors, from time to time thereafter, may be increased, except when otherwise provided by the Board of Directors in creating such series, or may be decreased, but not below the number of shares thereof then outstanding; and (3) within the limitations of applicable law of the State of Nevada or as otherwise set forth in this Article, to fix and determine the relative voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes or stock or series thereof and the qualifications, limitations or restrictions such rights of each series so established prior to the issuance thereof. There shall be no cumulative voting by shareholders.

     A copy of the Certificate of Amendment of Articles of Incorporation is attached as an exhibit to the Company's Current Report on Form 8-K, filed by the Company with the Securities and Exchange Commission on June 26, 2001, and is incorporated herein by this reference.


                        DIRECTORS AND EXECUTIVE OFFICERS
                 -----------------------------------------------

     The directors and executive officers currently serving the Company are as follows:

NAME                  AGE        POSITION HELD             SINCE
-----                 ----       --------------            ------

Michael Linn           32        President, Secretary,     December 20, 2000
                                 Treasurer, Director &
                                 Chairman of the Board

     Michael Linn will become the Company's president, secretary, treasurer and director effective December 20, 2000. Mr. Linn has been employed as an apprentice machinist by Wolverine Machine in Salt Lake City, Utah since June 2000. From August 1999 to June 2000, Mr. Linn was a union member welder and connector for Western Construction Specialists in West Jordan, Utah. From March 1998 to August 1999, Mr. Linn was a lead carpenter for McCain Construction in West Valley, Utah. From October 1995 to March 1998, Mr. Linn was enrolled in the United States Army in Fort Bliss, Texas. Mr. Linn is not, nor has not been, an officer or director of any other publicly held company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

     The director named above will serve until his successor is elected and qualified. Officers will hold their positions as directed by the board of directors. On January 1, 2001 the Company entered into an Employment Agreement with Michael Linn, the Company's sole officer/director/employee ("Employment Agreement"). Mr. Linn shall receive a salary in the amount of $1,000 per month for services related to the operations of the Company. As of the date of this Information Statement, the Company had no funds available to pay this salary. The Company and Mr. Linn have agreed to accrue the monthly salary until the Company has sufficient net income to pay the expense. A copy of the Employment Agreement is attached as an exhibit to the Quarterly Report on Form 10-QSB for the period ended March 31, 2001, filed by the Company with the Securities and Exchange Commission on May 21, 2001, and is incorporated herein by this reference. There is no arrangement or understanding between the directors and officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

     The directors and officers of the Company will devote such time to the Company's affairs on an "as needed" basis. As a result, the actual amount of time which they will devote to the Company's affairs is unknown and is likely to vary substantially from month to month.

Exclusion of Liability

     The Nevada Corporation Act excludes personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of the Nevada Corporation Act, or any transaction from which a director receives an improper personal benefit.

     This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director's liability under federal or applicable state securities laws.


                 COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
                 -----------------------------------------------

     No compensation was awarded to, earned by, or paid to any of the current executive officers of the Company since it's inception on July 18, 1997, or to any of the previous executive officers during the last two calendar years.



BY ORDER OF THE BOARD OF DIRECTORS,

  /s/ MICHAEL LINN
---------------------------------
Michael Linn, President

Salt Lake City, Utah
July 6, 2001